       10.21.001


               TERMINATION OF INDEPENDENT CONTRACTOR AGREEMENT


    This Termination Agreement made effective the 31st day of March, 1996 by and between INVESTORS INSURANCE GROUP, INC., a corporation organized and existing under the laws of the State of Florida with its executive office in Boca Raton, Florida (hereinafter referred to as "Corporation") and DONALD F.U. GOEBERT (hereinafter referred to as "Contractor").

    WHEREAS, the Corporation and Contractor entered into an Independent Contractor Agreement dated July 1, 1994 (the "Agreement") which permits either party to terminate the Agreement with ninety (90) days written notice, and which notice has been waived by both parties;

    WHEREAS, the Corporation no longer desires to engage the services of Contractor; and

    WHEREAS, the Contractor no longer desires to render consulting services to the Corporation.

    NOW, THEREFORE, in consideration of the promises and covenants herein set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

    Termination of Agreement. The Independent Contractor Agreement, dated July 1, 1994 shall be terminated effective at 12:00 midnight on March 31, 1996.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Attest:                                  INVESTORS INSURANCE GROUP, INC.


/s/ Susan F. Powell                     By:     /s/ Melvin C. Parker
- -------------------------                  ------------------------------
Susan F. Powell, Secretary                   Melvin C.  Parker, President


                                             /s/ Donald F. U. Goebert
- -------------------------                 ------------------------------
       Witness                                   Donald F.U. Goebert,
                                                      Contractor